Exhibit 23.2

                  [MITCHELL, WIGGINS & COMPANY LLP LETTERHEAD]


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Central Virginia Bankshares, Inc., 1998 Incentive Plan of our report dated January 20, 2000, with respect to the consolidated financial statements of Central Virginia Bankshares, Inc., included in the Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Mitchell, Wiggins & Company LLP


Richmond, Virginia
August 9, 2000